Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE
April 5, 2006
Concord, NC
Jim Hausman
704.722.2410
Duane Johnson
704.722.3231
CT Communications Announces Sale of Spectrum Assets

CT Communications, Inc. (NASDAQ: CTCI) announced today that it has completed the sale of its rights in certain wireless broadband spectrum assets to Fixed Wireless Holdings, LLC, an affiliate of Clearwire Corporation (Clearwire). The spectrum assets sold are in the Broadband Radio Service (BRS) band, which is commercial wireless spectrum, and the Educational Broadband Service (EBS) band, which is primarily licensed to educational institutions.
Under the terms of the previously announced purchase agreement, CT Communications will retain resale rights as Clearwire deploys wireless broadband services within the markets covered by these licenses.
CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications and related services, including broadband high-speed Internet services, wireless voice and data, local and long distance telephone services.